Exhibit 10.1

FOURTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of January 28, 2015, to be effective as of December 31, 2014, by and among Silicon Valley Bank (“Bank”), Relm Wireless Corporation, a Nevada corporation (“Relm Wireless”), and Relm Communications, Inc., a Florida corporation (“Relm Communications” and together with Relm Wireless, individually and collectively, jointly and severally, “Borrower”) whose address is 7100 Technology Drive, West Melbourne, Florida 32904.

Recitals

A.           Bank and Borrower have entered into that certain Loan and Security Agreement dated as of October 23, 2008 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank amend the Loan Agreement to (i) extend the maturity date, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.           Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.3 (Payment of Interest on the Credit Extensions).  Section 2.3(a) is amended by deleting each reference to “1.25:1.00” and replacing it with “1.50:1.00”.

2.2 Section 6.2 (Financial Statements, Reports, Certificates).  Sections 6.2(a)(i) and (ii) are amended in their entirety and replaced with the following:

(i) (A) as soon as available, but no later than thirty (30) days after filing with the Securities Exchange Commission (or, if not timely filed, not later than thirty (30) days after the same were due to have been filed with the Securities Exchange Commission), Borrower’s 10K and 8K reports, and (B) as soon as available, but no later than thirty (30) days after the last day of each quarter, Borrower’s 10Q reports; (ii) within sixty (60) days after the end of each fiscal year, an annual operating budget (which shall include a balance sheet, income statement and cash flow statement presented in monthly or quarterly format) for the following fiscal year, together with any related business forecasts used in the preparation of such annual financial projections, and any material updates to such projections and operating budget must be delivered to Bank within ten (10) days of the Board’s approval of such update;

2.3 Section 6.2 (Financial Statements, Reports, Certificates).  Sections 6.2(b) and (c) are amended in their entirety and replaced with the following:

(b)           Within thirty (30) days after the last day of each quarter, deliver to Bank a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date).

(c)           Within thirty (30) days after the last day of each quarter, deliver to Bank its monthly financial statements together with a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenants set forth in this Agreement.

2.4 Section 6.2 (Financial Statements, Reports, Certificates).  A new Section 6.2(e) is added to the Loan Agreement as follows:

(e)           Upon the request of Bank, perpetual inventory reports for the Inventory valued on a weighted average basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are requested by Bank in its good faith business judgment.

2.5 Section 6.7 (Financial Covenants).  Section 6.7 is amended in its entirety and replaced with the following:

6.7           Financial Covenants.  Borrower shall maintain at all times, to be tested as of the last day of each quarter, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)           Adjusted Quick Ratio.  An Adjusted Quick Ratio of not less than 1.25 to 1.00.

(b)           Tangible Net Worth.  A Tangible Net Worth of at least Twenty-Six Million Five Hundred Thousand Dollars ($26,500,000), increasing by (A) fifty percent (50%) of quarterly Net Income and (B) seventy-five percent (75%) of the net proceeds received from sales of equity and issuances of Subordinated Debt, in each case received during the quarter ending December 31, 2014 or any time thereafter.

2.6 Section 13 (Definitions).  The defined term “Permitted Distributions” in Section 13.1 is amended by deleting the word “and” from the end of clause (g), replacing the period at the end of clause (h) with “; and” and adding new clause (i) as follows:

(i)           dividends to the shareholder of Relm Wireless not to exceed Three Million Five Hundred Thousand Dollars ($3,500,000) in the aggregate in any twelve month period so long as an Event of Default does not exist at the time of such dividend and would not exist after giving effect to such dividend.

2.7 Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Borrowing Base” is (a) eighty-five percent (85%) of Eligible Accounts plus (b) twenty percent (20%) of the value of Borrowers’ Eligible Inventory (valued at the lower of cost or wholesale fair market value), provided that the amount of the Borrowing Base available against Eligible Inventory shall not exceed the lesser of (i) One Million Dollars ($1,000,000) or (ii) twenty percent (20%) of the sum of (x) the outstanding principal amount of any Advances and (y) unrestricted cash maintained by either Borrower at Bank, in each case above, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing amount or percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Revolving Line Maturity Date” is December 30, 2015.

2.8 Section 13 (Definitions).  The following term and its definition are added to Section 13.1, in appropriate alphabetical order, as follows:

“Adjusted Quick Ratio” is the ratio of (a) Quick Assets to (b) the sum of (i) Current Liabilities plus (ii) to the extent not included in Current Liabilities, the outstanding Indebtedness of Borrower to Bank minus (iii) Deferred Revenue.

2.9 Exhibit C (Borrowing Base Certificate).  Exhibit C to the Loan Agreement is amended in its entirety and replaced with Exhibit C attached hereto.

2.10 Exhibit D (Compliance Certificate).  Exhibit D to the Loan Agreement is amended in its entirety and replaced with Exhibit D attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6. Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness.  This Amendment shall be deemed effective as of December 31, 2014, upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of a commitment fee in an amount equal to Twelve Thousand Five Hundred Dollars ($12,500), and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
Silicon Valley Bank By: /s/ Thomas Armstrong Name: Thomas Armstrong Title: Vice President	Relm Wireless Corporation By: /s/ David P. Storey Name: David P. Storey Title: President and CEO
Relm Communications, Inc. By: /s/ David P. Storey Name: David P. Storey Title: President and CEO

EXHIBIT C - BORROWING BASE CERTIFICATE

Borrower: Relm Wireless Corporation and Relm Communications, Inc.
Lender:                      Silicon Valley Bank
Commitment Amount:                                           $5,000,000

ACCOUNTS RECEIVABLE
1. Accounts Receivable (invoiced) Book Value as of ____________________	$_______________
2. Additions (Please explain on next page)	$_______________
3. NET TRADE ACCOUNTS RECEIVABLE	$_______________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4. 90 Days Past Invoice Date	$_______________
5. Credit Balances over 90 Days	$_______________
6. Balance of 50% over 90 Day Accounts (Cross-Age or Current Affected)	$_______________
7. Foreign Account Debtor Accounts	$_______________
8. Foreign Invoiced and/or Collected Accounts	$_______________
9. Contra / Customer Deposit Accounts	$_______________
10. Intercompany/Employee Accounts	$_______________
11. U.S. Government Accounts in excess of $2,000,000 (w/o AOC)	$_______________
12. Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$_______________
13. Accounts with Memo or Pre-Billings	$_______________
14. Contract Accounts; Accounts with Progress / Milestone Billings	$_______________
15. Accounts for Retainage Billings	$_______________
16. Trust / Bonded Accounts	$_______________
17. Bill and Hold Accounts	$_______________
18. Unbilled Accounts	$_______________
19. Non-Trade Accounts (If not already deducted above)	$_______________
20. Accounts with Extended Term Invoices (Net 90+)	$_______________
21. Chargebacks Accounts / Debit Memos	$_______________
22. Product Returns / Exchanges	$_______________
23. Disputed Accounts; Insolvent Account Debtor Accounts	$_______________
24. Deferred Revenue, if applicable / Other (Please explain on next page)	$_______________
25. Concentration Limits	$_______________
26. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$_______________
27. Eligible Accounts (#3 minus #26)	$_______________
28. ELIGIBLE AMOUNT OF ACCOUNTS (85% of #27)	$_______________

INVENTORY
29. Eligible Inventory Value as of ____________________	$_______________
30. ELIGIBLE AMOUNT OF INVENTORY (20% of #29, but not to exceed the lesser of $1,000,000 or 20% of the sum of (i) the outstanding principal amount of any Advances and (ii) unrestricted cash maintained by either Borrower at Bank)
$_______________

BALANCES
31. Maximum Loan Amount	$5,000,000
32. Total Funds Available [Lesser of #31 or (#28 plus #30)]	$_______________
33. Present balance owing on Line of Credit	$_______________
34. RESERVE POSITION (#32 minus #33)	$_______________

[Continued on following page.]

Explanatory comments from previous page:

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS: By: ___________________________ Authorized Signer Date: __________________________
BANK USE ONLY
Received by: _____________________
authorized signer
Date:   __________________________
Verified: ________________________
authorized signer
Date: ___________________________
Compliance Status:                                Yes           No

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:           SILICON VALLEY BANK                                                                                                     Date:_____________________
FROM:  RELM WIRELESS CORPORATION and RELM COMMUNICATIONS, INC.

The undersigned authorized officer of Relm Wireless Corporation and Relm Communications, Inc. (individually and collectively, jointly and severally, “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Quarterly financial statements with Compliance Certificate	Quarterly within 30 days	Yes No
Annual financial projections	FYE within 60 days (updates within 10 days of Board approval)	Yes No
10-K and 8-K	Within 30 days after filing with SEC	Yes No
10-Q	Quarterly within 30 days	Yes No
Borrowing Base Certificate, A/R & A/P Agings	Quarterly within 30 days	Yes No
Inventory Reports	Upon request	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

Financial Covenants	Required	Actual	Complies

Maintain on a Quarterly Basis:
Minimum Adjusted Quick Ratio	1.25:1.00	_____:1.00	Yes No
Minimum Tangible Net Worth	$_______*	$_______	Yes No
* $26,500,000 plus 50% of quarterly net profits plus 75% of equity and Subordinated Debt net proceeds, in each case, from and after the quarter ending 12/31/14

Performance Pricing		Applies
AQR ≥ 1.50:1.00	Prime	Yes No
AQR < 1.50:1.00	Prime + 0.50%	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries?  If yes, provide copies of any such amendments or changes with this Compliance Certificate.
Yes	No

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Relm Wireless Corporation By: Name: Title: Relm Communications, Inc. By: Name: Title:
BANK USE ONLY

Received by: _____________________
authorized signer
Date:      _________________________

Verified:   ________________________
authorized signer
Date:      _________________________

Compliance Status:             Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:           ____________________

I.           Adjusted Quick Ratio (Section 6.7(a))

Required:                      1.25:1.00 (1.50:1.00 for pricing reduction)

Actual:                                _____:1.00

A.	Aggregate value of the unrestricted cash and Cash Equivalents of Borrower and its Subsidiaries	$
B.	Aggregate value of the net billed accounts receivable of Borrower and its Subsidiaries	$
C.	Aggregate value of the Investments with maturities of fewer than 12 months of Borrower and it Subsidiaries	$
D.	Quick Assets (the sum of lines A through C)	$
E.	Aggregate value of Obligations to Bank	$
F.
Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line E above that matures within one (1) year
$
G.	Current Liabilities (the sum of lines E and F)	$
H.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$
I.	Line G minus line H	$
J.	Adjusted Quick Ratio (line D divided by line I)	____:1.00

Is line J equal to or greater than 1.25:1:00?

  No, not in compliance                                                                            Yes, in compliance

Is line J equal to or greater than 1.50:1:00?

  No, Prime + 0.50%                                                                                   Yes, Prime

II.           Tangible Net Worth (Section 6.7(b))

Required:
1.	Base minimum Tangible Net Worth		$26,500,000
2.	Net Income from October 1, 2014 through the end of the last fiscal quarter	$
3.	50% of line 2	$
4.	Proceeds from the sale or issuance of Borrower’s equity securities and Subordinated Debt from October 1, 2014 through the end of the last fiscal quarter	$
5.	75% of line 4	$
6.	Required minimum Tangible Net Worth (line 1 plus line 3 plus line 5)	$

Actual:

A.	Shareholders equity, as reflected on Borrower’s consolidated balance sheet	$
B.	Aggregate value of goodwill of Borrower and its Subsidiaries	$
C.	Non-cash related accounting adjustments to deferred tax	$
D.	Tangible Net Worth (line A minus line B minus line C)	$
Is line D equal to or greater than the required amount set forth in line 6 above?

  No, not in compliance                                                                                       Yes, in compliance